Exhibit 10.1

Foundry USA Pool Service Agreement

The ownership and operation rights of the services provided by the Foundry USA Pool (“Pool”) are owned by Foundry Digital LLC (collectively, “Foundry”). The Foundry Terms of Service specified herein (“Terms”), along with Foundry’s Terms and Conditions (“Conditions”) and Privacy Policy (“Privacy Policy”) are the relevant rights and obligations required to be read and accepted by anyone that shall access and/or use the Pool (“User”).

By accessing and using the Pool, User accepts and agrees to the Terms, Conditions, and Privacy Policy (collectively, the “Service Agreement”). As the operator of the Pool, Foundry shall provide a mining Pool Service (as defined below) to User under the Service Agreement.

User agrees that Foundry will have the right to modify the Service Agreement at any time. User agrees to be solely responsible for reviewing the Service Agreement and/or any modifications thereto. If User does not agree to the Service Agreement and/or any of its modifications, then User shall cease to use and will not be allowed further access to the Pool and Service.

1.	Foundry Terms and Conditions

a.	Foundry’s Terms and Conditions (“Conditions”) is available at https://foundrydigital.com/terms-and-conditions.

2.	Privacy and Protection

a.	Foundry places great importance on the protection of User’s personal information. When using the Pool and Service provided by Foundry, User agrees that Foundry will collect, store, use, disclose and protect User’s personal information in accordance with the Privacy Policy, available at https://foundrydigital.com/privacy-policy.

3.	Services

a.	Foundry uses its own system, through the Internet and other means to provide User with a digital currency mining Pool and other services/products that may be added based on the Pool site (“Service”). For the avoidance of doubt, the Pool and Service shall not include wallet or custodial services from Foundry to User.

b.	User shall be responsible for preparing the necessary equipment and bear the expenses related to using such necessary equipment to participate in the Pool and Service.

c.	User hereby authorizes Foundry to be fully responsible for disposal and distribution of the profit from such value-added Service.

d.	Foundry reserves the right to modify or interrupt the Service at any time without informing User and without liability to User or any third party not directly related.

4.	User Rights and Obligations

a.	Prior to entering and using the Pool and Service, User agrees it must first successfully complete the client onboarding process with Genesis Global Trading Inc. (“Genesis”).

b.	User agrees to provide legal, true, accurate and detailed personal information, and update such information as needed.

c.	User shall comply with all applicable laws, rules, and regulations related to the use of the Pool and Service.

d.	User acknowledges and agrees that it is using the Pool and Service at its own risk.

e.	In the event User’s access and/or rights to the Pool and Service have been discontinued, User is solely responsible for settling the remaining balances left in its account. Foundry shall use commercially reasonable efforts to assist User with settling any remaining balances in User’s account.

f.	For the avoidance of doubt, Foundry shall not be responsible or liable to User for any balances remaining in User’s account three (3) months after User’s access and/or rights to the Pool and Service have been discontinued (regardless of whether the balances were left in User’s account intentionally).

5.	Confidentiality

a.	User agrees not to disclose any Confidential Information from the Pool and/or Service. “Confidential Information” includes (but is not limited to) information regarding Foundry’s Pool, Service, documentation, software, trade secrets embodied therein and any other written or electronic information that is either (i) marked as confidential and/or proprietary, or which is accompanied by written notice that such information is confidential and/or proprietary, or (ii) not marked or accompanied by notice that it is confidential and/or proprietary but which, if disclosed to any third party, could reasonably and foreseeably cause competitive harm to the owner of such information. Confidential Information shall not include information which is: (i) publicly available, (ii) lawfully obtained by a party from third parties without restrictions on disclosure, or (iii) independently developed by a party without reference to or use of the Confidential Information.

b.	SOC Report- For the avoidance of doubt, the SOC Report shared with User by Foundry shall be considered “Confidential Information” as defined herein, and as such, User agrees not to disclose the SOC Report to any third-party (regardless of whether or not such third-party is separately a user of the Pool and/or Service) without the prior and express written consent of Foundry. For purposes herein, a “third party” shall not include User’s affiliates, subsidiaries, officers, directors, employees, contractors, attorneys, accountants, bankers or consultants (“Authorized Representatives”) with a need to know of such SOC Report, provided, however, that such Authorized Representatives shall be under an obligation of confidentiality and non-use of the SOC Report at least as strict as set out in this Agreement.”

6.	Payouts to Users

a.	Notwithstanding anything in the Service Agreement to the contrary, during the Pool’s initial implementation phase, which shall continue until May 1st or as solely determined otherwise by Foundry (“Beta Phase), Foundry shall provide either full payouts or full credits (where applicable) to the User (regardless of whether or not there has been a disruption in Service). After the Beta Phase has concluded, Foundry may, at its sole discretion, offer User payment or credits in the event of a disruption in Service.

7.	Term and Termination

a.	The Service Agreement will be in full force and effect until User’s access and usage rights to the Pool and Service are terminated by either User or Foundry in accordance with the Service Agreement, or as otherwise agreed upon between Foundry and User (“Term”).

b.	User may terminate the Service Agreement at any time upon settlement of any pending transactions.

c.	Further, Foundry may, at its sole discretion, limit, suspend or terminate User’s access to the Pool and Service if:

i.	User becomes subject to bankruptcy/insolvency proceedings,
ii.	User’s liquidates, dissolves, terminates, or suspends its business,
iii.	User breaches the Service Agreement, or
iv.	User performs any act or omission that materially impacts its ability to adhere to the Service Agreement.

8.	Force Majeure

a.	Foundry shall not be liable for any non-performance of its obligations pursuant to the Service Agreement if such non-performance is caused by a Force Majeure event. In case of a Force Majeure event, Foundry has the right to suspend or terminate its services immediately under the Service Agreement. “Force Majeure” events shall mean any event or circumstance, or any combination of events or circumstances which are beyond the control of Foundry. Such events or circumstances shall include, but are not limited to events or occurrences that delay, prevent or hinder Foundry from performing such obligations, war, armed conflict, terrorist activities, acts of sabotage, blockade, fire, lightning, acts of God, national strikes, riots, insurrections, civil commotions, quarantine restrictions, epidemics, pandemics, earthquakes, landslides, avalanches, floods, hurricanes, explosions, and regulatory, administrative or similar action or delays to take actions of any governmental authority.

TERMS & CONDITIONS

Effective Date: August 27, 2020

These Terms of Service, together with our Privacy Policy, govern your access to and use of the websites (the “Foundry Sites” or the “Sites”) of Foundry Digital LLC. and your use of any of the services provided through these Sites. These Terms of Service and any additional terms and conditions, policies, agreements and disclosures to which you have agreed are hereafter referred to collectively as the “Agreement”: Please read these Terms of Service carefully.

Your use of a Foundry Site is governed by the version of the Terms of Service in effect on the date of use. Foundry may modify the Terms of Service at any time and without prior notice. By using and accessing any Foundry Site, you acknowledge and agree to review the most current version of these Terms of Service prior to each such use. Your continued use of and access to any of the Foundry Sites constitutes your acknowledgement of, and agreement to, the then current Terms of Service. Please also note that the terms and conditions of these Terms of Service are in addition to any other agreements between you and Foundry and/or its affiliates and agents, including any customer agreements, and any other agreements that govern your use of products, services, content, tools, and information available on the Foundry Sites.

Foundry reserves the right, in its sole discretion, without any obligation and without any notice requirement, to change, improve or correct the information, materials and descriptions on the Foundry Sites and/or to suspend and/or deny access to any Foundry Site for scheduled or unscheduled maintenance, upgrades, improvements or corrections. The information and materials on the

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may discontinue or change any product or service described in or offered on Foundry Site at any time without prior notice. Foundry further reserves the right, in its sole discretion, to block or otherwise discontinue your access and use of Foundry Site at any time and for any reason. You agree that Foundry and its subsidiaries and affiliates will not be liable to you or to any third party for any such modification, suspension or discontinuance.

AUTHORIZED USER

Some of our services, and certain pages of the Foundry Site, are available only to clients or users who have been authorized by us to access those services and web pages. Such authorization may require completion of an accredited investor questionnaire and satisfactory background information screening.

Unauthorized use of any Foundry Site and/or our systems, including, but not limited to, unauthorized entry into and/or any attempted access of Foundry’s systems and/or any restricted areas of any of the Foundry Site, misuse or sharing of passwords or misuse of any other information, is strictly prohibited. You may not use any Foundry Site in any manner that could damage, disable, overburden, or impair any Foundry Site or service or interfere with any other party’s use and enjoyment of any Foundry Site or service. You may not attempt to gain unauthorized access to any Foundry Site or service, computer systems or networks connected to any Foundry Site or service, through hacking, password mining or any other means. You may not screen-scrape, data scrape and/or use any automated means to acquire data and/or information from our Sites. You agree that you will not engage in any activities related to any Foundry Site that are contrary to these Terms of Service and/or any applicable laws or regulations. You agree to notify us immediately in the event that you learn or suspect that the security of your password may have been compromised. You further agree that you are responsible for any unauthorized use of your password that is made before you have notified us and we have had a

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Notwithstanding the above, you are responsible for monitoring your use of the Foundry Sites and should promptly report any unauthorized or suspicious activity to us at support@foundrydigital.com.

DISCLAIMER OF WARRANTY AND LIMITATION OF LIABILITY

THE INFORMATION, PRODUCTS AND SERVICES ON THE FOUNDRY SITES ARE PROVIDED ON A STRICTLY “AS IS”, “WHERE IS” AND “WHERE AVAILABLE” BASIS. FOUNDRY DOES NOT PROVIDE ANY WARRANTIES (EITHER EXPRESS OR IMPLIED) WITH RESPECT TO THE INFORMATION AND/OR SERVICES PROVIDED ON ANY FOUNDRY SITE AND/OR YOUR USE OF ANY FOUNDRY SITE GENERALLY, FOR ANY PARTICULAR PURPOSE AND FOUNDRY EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO, WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. FOUNDRY WILL NOT BE RESPONSIBLE FOR ANY LOSS OR DAMAGE THAT COULD RESULT FROM INTERCEPTION BY THIRD PARTIES OF ANY INFORMATION OR SERVICES MADE AVAILABLE TO YOU VIA THIS WEBSITE. ALTHOUGH THE INFORMATION PROVIDED TO YOU ON THIS WEBSITE IS OBTAINED OR COMPILED FROM SOURCES WE BELIEVE TO BE RELIABLE, FOUNDRY CANNOT AND DOES NOT GUARANTEE THE ACCURACY, VALIDITY, TIMELINESS, OR COMPLETENESS OF ANY INFORMATION OR DATA MADE AVAILABLE TO YOU FOR ANY PARTICULAR PURPOSE. NEITHER FOUNDRY, NOR ANY OF ITS AFFILIATES, DIRECTORS, OFFICERS OR EMPLOYEES, NOR ANY THIRD PARTY PROVIDERS OF CONTENT, SOFTWARE AND/OR TECHNOLOGY (COLLECTIVELY, THE “FOUNDRY PARTIES”), WILL BE LIABLE OR HAVE ANY RESPONSIBILITY OF ANY KIND FOR ANY LOSS OR DAMAGE THAT YOU INCUR IN THE EVENT OF ANY FAILURE OR INTERRUPTION OF ANY FOUNDRY SITE, OR RESULTING FROM THE ACT OR OMISSION OF ANY

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ACCESS TO, INABILITY TO ACCESS, OR USE OF ANY FOUNDRY SITE OR THE MATERIALS CONTAINED THEREIN, WHETHER OR NOT THE CIRCUMSTANCES GIVING RISE TO SUCH CAUSE MAY HAVE BEEN WITHIN THE CONTROL OF FOUNDRY OR OF ANY VENDOR PROVIDING SOFTWARE OR SERVICES.

IN NO EVENT WILL FOUNDRY OR ANY SUCH PARTIES BE LIABLE TO YOU, WHETHER IN CONTRACT OR TORT, FOR ANY DIRECT, SPECIAL, INDIRECT, CONSEQUENTIAL OR INCIDENTAL DAMAGES OR ANY OTHER DAMAGES OF ANY KIND EVEN IF FOUNDRY OR ANY OTHER SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY THEREOF THIS LIMITATION ON LIABILITY INCLUDES, BUT IS NOT LIMITED TO, THE TRANSMISSION OF ANY VIRUSES WHICH MAY INFECT A USER’S EQUIPMENT, FAILURE OF MECHANICAL OR ELECTRONIC EQUIPMENT OR COMMUNICATION LINES, TELEPHONE OR OTHER INTERCONNECT PROBLEMS (E.G., YOU CANNOT ACCESS YOUR INTERNET SERVICE PROVIDER), UNAUTHORIZED ACCESS, THEFT, OPERATOR ERRORS, STRIKES OR OTHER LABOR PROBLEMS OR ANY FORCE MAJEURE. FOUNDRY CANNOT AND DOES NOT GUARANTEE CONTINUOUS, UNINTERRUPTED OR SECURE ACCESS TO ANY FOUNDRY SITE.

PROPRIETARY RIGHTS

All right, title and interest in the Foundry Sites and all content contained herein is the exclusive property of Foundry, except as otherwise stated. Unless otherwise specified, the Foundry Sites are for your personal and non-commercial use only. You may print, copy and download limited amounts of information and content from the Foundry Sites; provided that it is solely for your personal use. You may not modify, copy, distribute, transmit, display, perform, reproduce, publish, license, frame, create derivative works from, transfer, or otherwise use in any other way for commercial or public purposes in whole or in part any information, software, products or services obtained from any Foundry Sites, except for the purposes expressly provided herein, without

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Foundry, the Foundry logo, and other Foundry trademarks and service marks referenced herein are trademarks and service marks of Foundry. The names of other companies and third-party products or services mentioned herein may be the trademarks or service marks of their respective owners. You are prohibited from using any marks for any purpose including, but not limited to use as metatags on other pages or sites on the Internet without the written permission of Foundry or the applicable third party rights holder.

USE OF LINKS

The Foundry Sites may contain links to third party websites and/or services (each, a “Third Party Site”). These links are provided only as a convenience. The inclusion of any link is not and does not imply an affiliation, sponsorship, endorsement, approval, investigation, verification or monitoring by Foundry of any information contained in any Third Party Site. In no event shall Foundry be responsible for the information contained on any Third Party Site and/or your use of or inability to use such site. You should also be aware that the terms and conditions and privacy policy of each Third Party Site will be different from those applicable to your use of the Foundry Sites. You should contact the operator of the applicable Third Party Site for any information regarding that site’s terms and conditions and/or privacy policy.

THIRD PARTY CONTENT

Certain portions of the Foundry Sites may contain unedited or third party content, including, without limitation, User Submitted Content. All User Submitted Content and all other postings, messages, text, images, links to third-party websites or other materials published on or otherwise made available by parties other than Foundry (such content, the “Third Party Content”) are the sole responsibility of the person(s) who originated such Third Party Content and

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not rely on the Third Party Content and understand that you may be exposed to Third Party Content that is, without limitation, inaccurate, inappropriate, misleading, unlawful, offensive or otherwise objectionable, and that Foundry makes no representations or warranties regarding the Third Party Content and is not responsible or liable in any manner for the Third Party Content or the conduct, whether online or offline, of any user. Your use of such Third Party Content may be subject to the terms of service or user agreement of such Third Party Content provider.

CLAIMS OF COPYRIGHT INFRINGEMENT

Copyright Complaints: Foundry respects the intellectual property of others, and we ask our users to do the same. If you believe that your work has been copied in a way that constitutes copyright infringement, or that your intellectual property rights have been otherwise violated, you should notify Foundry in accordance with the procedure set forth below.

Foundry will process and investigate notices of alleged infringement and will take appropriate actions under the Digital Millennium Copyright Act (“DMCA”) and other applicable intellectual property laws with respect to any alleged or actual infringement. A notification of claimed copyright infringement should be sent to:

General Counsel, Digital Currency Group, Inc.. 636 Avenue of the Americas, 6th Floor New York, New York 10011 info@dcg.co.

To be effective, the notification must be in writing and contain the following information:

an electronic or physical signature of the person authorized to act on behalf of the owner of the copyright or other intellectual property interest; a description of

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Foundry Site; your address, telephone number, and email address; a statement by you that you have a good faith belief that the disputed use is not authorized by the copyright or intellectual property owner, its agent, or the law; and a statement by you, made under penalty of perjury, that the above information in your Notice is accurate and that you are the copyright or intellectual property owner or authorized to act on the copyright or intellectual property owner’s behalf.

INDEMNITY AND RELEASE

You agree to release, indemnify and hold Foundry harmless from any from any and all losses, damages, expenses, including reasonable attorneys’ fees, rights, claims, actions of any kind and injury (including death) arising out of or relating to your use of the Foundry Sites. If you are a California resident, you waive California Civil Code Section 1542, which says: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor”. If you are a resident of another jurisdiction, you waive any comparable statute or doctrine.

CHOICE OF LAW

The Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to conflicts of laws provisions. Unless otherwise agreed in writing by you and us, any dispute arising out of or relating to the Agreement, or the breach hereof, shall be finally resolved by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, or such arbitration body as required by law, rule or regulation, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The arbitration will be conducted in the English language before a single arbitrator in the City of New

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enforced to the maximum extent permissible so as to effect the intent of this Agreement, and the remainder of this Agreement shall continue in full force and effect. This Agreement constitutes the entire agreement between us and you with respect to this site and it supersedes all prior or contemporaneous communications, agreements and understandings between Foundry and you with respect to the subject matter hereof. A printed version of this Agreement shall be admissible in judicial or administrative proceedings.

Contact Us

Email: support@foundrydigital.com

©2022 FOUNDRY DIGITAL LLC
HELLO@FOUNDRYDIGITAL.COM

CAREERS, TERMS AND CONDITIONS, PRIVACY POLICY, NEWS, POOL, STAKING, FOUNDRYX, BITCOIN

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